Exhibit 99.1

Acadia Realty Trust to Present at the Citi Global Property CEO Conference on March 16, 2011

WHITE PLAINS, N.Y.--(BUSINESS WIRE)--March 10, 2011--Acadia Realty Trust (NYSE: AKR) is scheduled to give a presentation on Wednesday, March 16, 2011 at 9:30 a.m. EST during the Citi Global Property CEO Conference in Hollywood, Florida. The presentation will feature a company overview and update by Kenneth F. Bernstein, President & Chief Executive Officer, followed by a question and answer session.

The live presentation may be accessed, in a listen-only mode, by dialing 877-211-0500 (internationally 201-984-1145), using passcode 2038645. The presentation will also be webcast and can be accessed via Acadia’s website at www.acadiarealty.com under Investor Relations, News & Events. A replay of the webcast will be available for 30 days following the event.

About Acadia Realty Trust

Acadia Realty Trust, a fully-integrated equity real estate investment trust, is focused on the ownership, management and redevelopment of high-quality retail properties and urban/ infill mixed-use properties with a strong retail component located primarily in high-barrier-to-entry, densely-populated metropolitan areas along the East Coast and in the Midwestern United States. Acadia owns, or has an ownership interest in, 82 properties through its core portfolio and three opportunistic/ value-add investment funds. Additional information may be found on the Company’s website at www.acadiarealty.com.

CONTACT:
Acadia Realty Trust
Jon Grisham, 914-288-8100